UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 13, 2026

flyExclusive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40444	86-1740840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2860 Jetport Road, Kinston, NC	28504
(Address of principal executive offices)	(Zip Code)

252-208-7715

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLYX	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	FLYX WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

As previously reported, on February 13, 2025, flyExclusive, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (“Merger Agreement”), by and among the Company, FlyX Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Jet.AI Inc., a Delaware corporation (“Jet.AI”) and Jet.AI SpinCo, Inc., a Delaware corporation, and a wholly owned subsidiary of Jet.AI (“SpinCo”). Further, as previously reported in the Current Report on Form 8-K filed by the Company on May 6, 2025, the parties to the Merger Agreement entered into an Amended and Restated Agreement and Plan of Merger and Reorganization, which was subsequently amended on July 30, 2025, October 10, 2025, January 13, 2026, and February 11, 2026 (as amended, the “A&R Merger Agreement”).

On July 13, 2026, the parties to the A&R Merger Agreement executed Amendment No. 5 to the A&R Merger Agreement (“Amendment No. 5,” and the A&R Merger Agreement, as amended by Amendment No. 5, the “Final Merger Agreement”). Amendment No. 5, among other things, modified the post-closing net cash adjustment mechanism in the Merger, as described in more detail below. The foregoing description of Amendment No. 5 does not purport to be complete and is qualified in its entirety by the full text of Amendment No. 5, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 13, 2026, the Company closed the transactions under the Final Merger Agreement. Pursuant to the Final Merger Agreement, upon the terms and subject to the conditions set forth therein, Merger Sub merged with and into SpinCo, with SpinCo surviving as a wholly owned subsidiary of the Company (the “Merger”).

At the effective time of the Merger (the “Merger Effective Time”), automatically, by virtue of the Merger and without any action on the part of the Company, Merger Sub, Jet.AI, SpinCo or SpinCo shareholders, each share of common stock, par value $0.001 per share, of SpinCo (“SpinCo Common Stock”) that was issued and outstanding immediately prior to the Merger Effective Time (other than treasury shares and shares of SpinCo Common Stock held by the Company or Merger Sub, which were automatically cancelled and ceased to exist) was converted into the right to receive 3.6253 (the “Closing Date Exchange Ratio”) shares of Class A common stock, par value $0.0001 per share, of the Company (“Company Common Stock”). Subject to adjustment based on the final determination of purchase price post-closing, the SpinCo shareholders are entitled to receive an aggregate of 7,096,117 shares of Company Common Stock.

At the Merger Effective Time, 5,676,893 shares of Company Common Stock were issued and 1,419,224 shares of Company Common Stock (the “Reserve Shares”), representing 20% of the Merger Consideration Shares (as defined in the Final Merger Agreement), were reserved but not issued to the SpinCo stockholders. The number of Reserve Shares to be issued to the SpinCo stockholders post-closing, if any, will be based upon the final determination of the net cash of SpinCo as of closing and the resulting final purchase price. Pursuant to Amendment No. 5, for purposes of the final determination of net cash, the value of SpinCo’s indirect equity investment in Space Exploration Technologies Corporation (the “Equity Investment”) included in the calculation of net cash will be determined as follows: (i) to the extent the Equity Investment is sold, transferred, redeemed or otherwise disposed of (a “Liquidation”) following the closing, the value will be equal to the aggregate net liquidation proceeds actually received by the Company or its subsidiaries from such Liquidation, net of all reasonable and documented out-of-pocket costs, fees and expenses incurred in connection therewith (and, in the case of any partial Liquidation, the sum of such net proceeds and the value attributed to the portion of the Equity Investment not subject to such Liquidation in the estimated net cash statement); and (ii) to the extent there is no Liquidation of the Equity Investment, the value will be equal to the value attributed to the Equity Investment in the estimated net cash statement for purposes of calculating the net cash at closing.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Document
10.1

Amendment No. 5 dated July 13, 2026, to Amended and Restated Agreement and Plan of Merger and Reorganization, dated May 6, 2025, by and among flyExclusive, Inc., FlyX MergerSub, Inc., Jet.AI Inc. and Jet.AI SpinCo, Inc.

99.1	Press Release, dated July 14, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2026

FLYEXCLUSIVE, INC.

By:	/s/ Thomas James Segrave, Jr.
Name:	Thomas James Segrave, Jr.
Title:	Chief Executive Officer and Chairman